Exhibit 10.1
AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Employment Agreement among Project Angel Parent LLC, a Delaware limited liability company (including its successors and assigns, the “Parent”), MeridianLink, a California corporation and wholly-owned subsidiary of the Parent (including its successors and assigns, the “Subsidiary”), and Timothy Nguyen (the “Executive”) effective as of the effectiveness of the Parent’s Form S-1 Registration Statement with the U.S. Securities and Exchange Commission (the “Employment Agreement”) is effective as of December 23, 2021. All capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Employment Agreement.
WHEREAS, on July 27, 2021, the Parent converted from a Delaware limited liability company into a Delaware corporation and changed its name to MeridianLink, Inc., and the Subsidiary changed its name to ML California Sub, Inc (including its successors and assigns, the “Company”).
WHEREAS, the Company desires to continue to employ the Executive and the Executive desires to continue to be employed by the Company on the terms and conditions of the Employment Agreement as amended by this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Employment Agreement as follows:
1.Section 2(b) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

2(b). Stay Bonus. As of the date of this Amendment, the Executive has received an aggregate of $1,600,000 in annual stay bonuses (each, a “Stay Bonus”). Notwithstanding anything herein or in any Prior Agreement to the contrary, on or prior to December 31, 2021 and subject to the Executive’s continued employment through the date of payment, the Executive shall be paid a bonus in the aggregate amount of $2,264,000 (the “Final Stay Bonus”). The Final Stay Bonus shall be in lieu of any further Stay Bonus installments and the Executive shall not be entitled to any further Stay Bonuses following payment of the Final Stay Bonus.

2.Except as so amended, the Employment Agreement is in all other respects hereby confirmed.

3.This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

MERIDIANLINK, INC.

By:	/s/ Chad Martin
Name: Chad Martin Title: Chief Financial Officer

ML CALIFORNIA SUB, INC.

By:	/s/ Chad Martin
Name: Chad Martin Title: Chief Financial Officer

/s/ Timothy Nguyen
Timothy Nguyen

[Signature Page to the Amendment No. 1 to the Employment Agreement]